UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 13, 2017

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 7.01    Regulation FD Disclosure.

On November 16, 2017, Electronic Arts Inc. (“EA”) announced in a blog on its website at www.ea.com/news that it will turn off all in-game purchases for the Star Wars Battlefront II title until further notice.  This change is not expected to have a material impact on EA’s fiscal year 2018 financial guidance.

A copy of the blog posting is attached hereto as Exhibit 99.1.

Item 8.01    Other Events.

New Transfer Agent and Registrar

On November 13, 2017, EA appointed Computershare Trust Company, N.A. (“Computershare”), as its transfer agent and registrar.  Registered stockholders of EA can reach Computershare with any questions at 1-800-736-3001 (international callers 1-781-575-3100), or by email at web.queries@computershare.com.

Executive Officer Stock Trading Plan

On November 14, 2017, Mala Singh, EA’s Chief People Officer, established a pre-arranged stock trading plan as part of managing her EA equity holdings. This plan accords with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and EA’s policies regarding stock transactions by directors, executive officers and other employees. Sales under Ms. Singh’s 10b5-1 plan may take place periodically beginning December 14, 2017 through December 31, 2018. Transactions under Ms. Singh’s 10b5-1 plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	EA Blog Posting from www.ea.com/news dated November 16, 2017.

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	EA Blog Posting from www.ea.com/news dated November 16, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	November 17, 2017	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary